AMENDMENT NO. 2 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) is entered into as of May 1, 2010 by and among Ferro Finance Corporation, an Ohio corporation (“Seller”), Ferro Corporation, an Ohio corporation (“Ferro”), as initial Collection Agent, Wells Fargo Bank, N.A. (“Wells Fargo” or a “Purchaser” and, together with its successors and assigns, the “Purchasers”), successor by merger to Wachovia Bank, National Association, and Wells Fargo Bank, N.A., successor by merger to Wachovia Bank, National Association, in its capacity as Agent for the Purchasers (in such capacity, together with its successors and assigns, the “Agent”), with respect to that certain Receivables Purchase Agreement dated as of June 2, 2009 by and among the parties (as amended from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement.

PRELIMINARY STATEMENTS

Wachovia Bank, National Association has merged with and into Wells Fargo Bank, N.A., and, as a matter of law, Wells Fargo Bank, N.A. has assumed and succeeded to all of Wachovia Bank, National Association’s rights and obligations under the Agreement and other Transaction Documents.

Seller and the Collection Agent desire to amend the Agreement as hereinafter set forth.

Each Purchaser and the Agent is willing to agree to such amendment, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments.

1.1. All references to “Wachovia Bank, National Association” in the Agreement are hereby replaced with “Wells Fargo Bank, N.A.”, and all references to “Wachovia” are hereby replaced with “Wells Fargo.”

1.2. The definition of “Applicable Margin” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” means the percentage set forth in the table below opposite the applicable Leverage Ratio (as defined in the Senior Credit Agreement) of Ferro for the quarter then most recently ended:

Tier	Leverage Ratio	Applicable Margin
Tier I	= 2.00x	1.60%

Tier II	> 2.00x but = 2.50x	1.75%

Tier III	> 2.50 x	1.90%

provided, however, upon the occurrence and during the continuation of an Amortization Event, the Applicable Margin will increase by 200 basis points.

The Agent will use reasonable efforts to implement changes in the Applicable Margin resulting from a change in the Leverage Ratio in its billing system effective as of the first Business Day immediately following delivery by Ferro to the Agent of a copy of each Compliance Certificate (as defined in the Senior Credit Agreement) pursuant to clause (c) of Section 7.1.1 of the Senior Credit Agreement and in no event later than the third Business Day immediately following such delivery; provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then the Applicable Margin shall increase to the next higher tier above the Applicable Margin then in effect, which increased Applicable Margin shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.

In the event that any financial statement or Compliance Certificate delivered pursuant to clauses (a), (b) or (c) of Section 7.1.1 of the Senior Credit Agreement is inaccurate (regardless of whether this Agreement or any Commitment is in effect when such inaccuracy is discovered) (it being understood and agreed that a change in GAAP that has a retroactive effect shall not cause previously delivered financial statements or Compliance Certificates to be deemed to be inaccurate), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Seller Parties shall immediately deliver to the Agent copies of a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined based on the corrected Compliance Certificate for such Applicable Period, and (iii) the Seller shall immediately pay to the Agent (for the account of the Purchasers during the Applicable Period or their successors and assigns) the accrued additional Yield owing as a result of such increased Applicable Margin for such Applicable Period. The Agent and the Purchasers shall be entitled to rely on each Compliance Certificate to the same degree and with the same force and effect as though such Compliance Certificate were expressly addressed to them. As of May 1, 2010, the Applicable Margin set forth in Tier II in the table above shall be applicable. This paragraph shall not limit the rights of the Agent or the Purchasers with respect to the proviso immediately following the table above or Article IX of this Agreement, and shall survive the termination of this Agreement for a period of two years.

Section 2. Representations. In order to induce the other parties hereto to consent to this Amendment: (a) Seller hereby makes each of its representations and warranties set forth in Section 5.1 (other than Section 5.1(m)) of the Agreement as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case Seller represents and warrants that such representations and warranties were true and correct in all material respects as of such earlier date, and (b) each of the Seller Parties hereby confirms that, as of the date of this Amendment, no event has occurred and is continuing that constitutes an Amortization Event or a Potential Amortization Event.

Section 3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon receipt by the Agent of (a) counterparts hereof, duly executed by each of the parties hereto, and (b) counterparts of an amended and restated Fee Letter, duly executed by each of the parties thereto.

Section 4. Miscellaneous.

4.1. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

4.2. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE AGREEMENT AS AMENDED HEREBY AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE AGREEMENT AS AMENDED HEREBY SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

4.3. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE AGREEMENT AS AMENDED HEREBY OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

4.4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

FERRO FINANCE CORPORATION, as Seller

By: /s/ Robert Gage
Name: Robert Gage
Title: Assistant Treasurer

FERRO CORPORATION, as Collection Agent

By: /s/ John T. Bingle
Name: John T. Bingle
Title: Treasurer

WELLS FARGO BANK, N.A.,

individually as a Purchaser and as Agent

By: /s/ William P. Rutkowski
Name: William P. Rutkowski
Title: Vice President